Exhibit 10.3

CUSTODY AGREEMENT

by and among

EACH ENTITY LISTED ON APPENDIX A

and

THE BANK OF NEW YORK MELLON

i

7.5Books and Records	12
7.6Required Disclosure	12
7.7Centralized Functions	13
7.8Sanctions	13
7.9Duties of Custodian with Respect to Books of Account	14
7.10Opinion of Client’s Independent Accountant	14
7.11Reports to Client by Custodian’s Independent Public Accountants	14
SECTION 8 - provisions regarding custodian	14
8.1Standard of Care	14
8.2Duties	14
8.3Limitation on Liability	14
8.4Losses	15
8.5Gains	15
8.6Force Majeure	15
8.7Fees	15
8.8Indemnification	15
SECTION 9 - aMENDMENT; TERMINATION; ASSIGNMENT	15
9.1Amendment	15
9.2Termination	16
9.3Successors and Assigns	16
SECTION 10 - aDDITIONAL PROVISIONS	16
10.1Non-Custody Assets	16
10.2Appropriate Action	16
10.3Governing Law	16
10.4Representations	16
10.5USA PATRIOT Act	17
10.6Non-Fiduciary Status	17
10.7Notices	17
10.8Entire Agreement	17
10.9Necessary Parties	17
10.10Execution in Counterparts	17
10.11Captions	17
10.12Confidentiality	17
10.13Disaster Recovery and Business Continuity	18
10.14Data Privacy	18
APPENDIX A	i

ii

CUSTODY AGREEMENT

This CUSTODY AGREEMENT (“Agreement”) is dated as of February 3, 2022 and is by and between THE BANK OF NEW YORK MELLON, a bank organized under the laws of the state of New York (the “Custodian”), and each entity listed on Appendix A hereto, severally and not jointly (each individually, “Client”). A separate custody agreement between Custodian and each Client effective as of the date set forth on Appendix A hereto (the “Effective Date”) will be deemed to have been established, the terms of which are set forth in this Agreement. With respect to each such separate Agreement, Custodian and the applicable Client are collectively referred to as the “Parties” and individually as a “Party”.

WHEREAS, the Client and the Custodian desire to establish, and may from time to time establish, one or more custody accounts to provide for the safekeeping and recordkeeping of certain property of the Client.

NOW, THEREFORE, the Client and the Custodian, each intending to be legally bound, agree as follows:

SECTION 1 - CUSTODY ACCOUNTS; INSTRUCTIONS

1.1Definitions. Whenever used in this Agreement, the following words shall have the meanings set forth below:

“’40 Act” shall have the meaning set forth in Section 1.3.

“Account” or “Accounts” shall have the meaning set forth in Section 1.2.

“Authorized Instructions” shall have the meaning set forth in Section 1.5.

“Authorized Person” shall mean any Person authorized by the Client to give Oral Instructions or Instructions with respect to one or more Accounts or with respect to foreign exchange, derivative investments or information and transactional web based services provided by the Custodian or a BNY Mellon Affiliate. Authorized Persons shall include Persons authorized by an Authorized Person. Authorized Persons, their signatures and the extent of their authority shall be provided by a Certificate. The Custodian may conclusively rely on the authority of an Authorized Person until it receives Written Instructions to the contrary.

“BNY Mellon Affiliate” shall mean any direct or indirect subsidiary of The Bank of New York Mellon Corporation.

“BNY Mellon Group” shall have the meaning set forth in Section 7.7.

“Book-Entry System” shall mean the United States Federal Reserve/Treasury book-entry system for receiving and delivering securities, its successors and nominees.

“Business Day” shall mean any day on which the Custodian and relevant Depositories are open for business.

“Centralized Functions” shall have the meaning set forth in Section 7.7.

“Certificate” shall mean any notice, instruction or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, which is actually received by the Custodian by letter or facsimile transmission and signed on behalf of the Client by two (2) Authorized Persons or persons reasonably believed by the Custodian to be Authorized Persons.

“Country Risk Events” shall mean (a) issues relating to the financial infrastructure of a country, (b) issues relating to a country’s prevailing custody and settlement practices, (c) nationalization, expropriation or other governmental actions, (d) issues relating to a country’s regulation of the banking or securities industry, (e) currency controls, restrictions, devaluations, redenominations or fluctuations or (f) market conditions which affect the orderly execution of securities transactions or affect the value of securities.

“Data Providers” shall mean pricing vendors, analytics providers, brokers, dealers, investment managers, Authorized Persons, Subcustodians, Depositories and any other Person providing Market Data to the Custodian.

“Data Terms Website” shall mean http://www.bnymellon.com/products/assetservicing/vendoragreement.pdf or any successor website the address of which is provided by the Custodian to the Client.

“Depository” shall include (a) the Book-Entry System, (b) the Depository Trust Company, (c) any other clearing agency or securities depository registered with the Securities and Exchange Commission identified to the Client from time to time and (d) the respective successors and nominees of the foregoing.

“Economic Sanctions Compliance Program” shall mean those programs, policies, procedures and measures designed to ensure compliance with, and prevent violations of, Sanctions.

“Effective Date” shall have the meaning set forth in the introductory paragraph.

“Foreign Depository” shall mean (a) Euroclear, (b) Clearstream Banking, societe anonyme, (c) each Eligible Securities Depository as defined in Rule 17f-7 under the ’40 Act identified to the Client from time to time and (d) the respective successors and nominees of the foregoing.

“Instructions” shall mean Written Instructions, S.W.I.F.T., on-line communications or other method or system, each as specified by the Custodian as available for use in connection with the services hereunder.

“Losses” shall mean, collectively, losses, costs, expenses, damages, liabilities and claims.

“Market Data” shall mean pricing or other data related to Securities and other assets. Market Data includes but is not limited to security identifiers, valuations, bond ratings, classification data, and other data received from investment managers and others.

“Non-Custody Assets” shall have the meaning set forth in Section 10.1.

“Operational Losses” shall have the meaning set forth in Section 2.2.

“Oral Instructions” shall mean instructions expressed in spoken words received by the Custodian from a person reasonably believed by the Custodian to be an Authorized Person.

“Person” or “Persons” shall mean any entity or individual.

“Replacement Subcustodian” shall have the meaning set forth in Section 2.1.

“Required Care” shall have the meaning set forth in Section 2.2.

“Sanctions” shall mean all economic sanctions, laws, rules, regulations, executive orders and requirements administered by any governmental authority of the U.S. (including the U.S. Office of Foreign Assets Control) and the European Union (including any national jurisdiction or member state thereof), in addition to any other applicable authority with jurisdiction over Client.

“Securities” shall include, without limitation, any common stock and other equity securities, depository receipts, limited partnership and limited liability company interests, bonds, debentures and other debt securities, notes or other obligations, loans, participations in loans and similar obligations, and any instruments representing rights to receive, purchase, or subscribe for the same, or representing any other rights or interests therein (whether represented by a certificate or held in a Depository, a Foreign Depository or with a Subcustodian or on the books of the issuer) that are acceptable to the Custodian.

“Shares” shall have the meaning set forth in Section 6.

“Subcustodian” shall mean a bank or other financial institution (other than a Foreign Depository) located outside the United States which is utilized by the Custodian or by a BNY Mellon Affiliate, in connection with the purchase, sale or custody of Securities or cash hereunder and is identified to the Client from time to time, and their respective successors and assigns.

“Tax Obligations” shall mean taxes, withholding, certification and reporting requirements, claims for exemptions or refund, interest, penalties, additions to tax and other related expenses.

“Written Instructions” shall mean written communications, including a Certificate, received by the Custodian by overnight delivery, postal services or facsimile transmission.

1.2Establishment of Account.

(a)The Client hereby appoints the Custodian as custodian of all Securities and cash at any time delivered to the Custodian to be held under this Agreement. The Custodian hereby accepts such appointment and agrees to establish and maintain, as directed by Instructions, one or more accounts for the Client, in which the Custodian will hold Securities and cash as provided herein. Such accounts (each, an “Account” and collectively, the “Accounts”) shall be in the name of the Client. Each Account established under this Agreement shall be maintained separately pursuant to the direction of the applicable Client. A separate custody agreement with respect to each Client shall be deemed to have been established as of the Effective Date by the Parties hereto, the terms of which are set forth under this Agreement.

(b)The Custodian may from time to time establish on its books and records such segregated sub-accounts within each Account as the Client and the Custodian may agree upon (each a “Special Account”), and the Custodian shall reflect therein such assets as the Client may specify in Instructions.

(c)The Custodian may from time to time establish pursuant to a written agreement with and for the benefit of a broker, dealer, future commission merchant or other third party identified in Instructions such accounts on such terms and conditions as the Client and the Custodian shall agree, and the Custodian shall transfer to such account such Securities and cash as the Client may specify in Instructions.

1.3Representations and Warranties.

(a)Custodian hereby represents that:

(i) Custodian is duly organized and existing under the laws of the State of New York, with full power to carry on its businesses as now conducted, and to enter into this Agreement and to perform its obligations hereunder; and

(ii)This Agreement has been duly authorized, executed and delivered by Custodian, constitutes a valid and legally binding obligation of Custodian enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on Custodian prohibits Custodian’s execution or performance of this Agreement.

(b)The Client hereby represents and warrants, which representations and warranties shall be continuing and shall be deemed to be reaffirmed upon each giving of Oral Instructions or Instructions by the Client, that:

(i) It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder, and the individual executing this Agreement on its behalf has the requisite authority to bind Client to this Agreement;

(ii) This Agreement has been duly authorized, executed and delivered by the Client, will be duly ratified by a resolution of its board in connection with its initial board meeting (and after such board meeting will be deemed to have been approved by its board), and constitutes a valid and legally binding obligation of the Client, enforceable in accordance with its terms, and there is no statute, regulation, rule, order or judgment binding on it, and no provision of its declaration of trust, certificate of incorporation, charter or by-laws, nor of any mortgage, indenture, credit agreement or other contract binding on it or affecting its property, which would prohibit its execution or performance of this Agreement;

(iii) It is conducting its business in substantial compliance with all applicable laws and requirements, both state and federal, and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as now conducted;

(iv) It will not use the services provided by the Custodian hereunder in any manner that is, or will result in, a material violation of any law, rule or regulation applicable to the Client;

(v) Its board or, if the board has appointed a foreign custody manager, as defined in Rule 17f-5 under the Investment Company Act of 1940, as amended (the “ ’40 Act”), its foreign custody manager, has determined that use of each Subcustodian (including any Replacement Subcustodian) which the Custodian is authorized to utilize in accordance with this Agreement satisfies the applicable requirements of the ’40 Act and Rule 17f-5 thereunder;

(vi) Assuming the Custodian has complied with its obligations as a “primary custodian” under Rule 17f-7 under the ’40 Act, the Client or its investment adviser has determined that the custody arrangements of each Foreign Depository provide reasonable safeguards against the custody risks associated with maintaining assets with such Foreign Depository within the meaning of Rule 17f-7 under the ’40 Act;

(vii) It is fully informed of the protections and risks associated with various methods of transmitting Instructions and Oral Instructions to the Custodian, shall safeguard and treat with extreme care any user and authorization codes, passwords and/or authentication keys, understands that there may be more secure methods of transmitting or delivering the same than the methods selected by it, agrees that the security procedures (if any) to be followed in connection therewith provide a commercially reasonable degree of protection in light of its particular needs and circumstances and acknowledges and agrees that Instructions need not be reviewed by the Custodian, may conclusively be presumed by the Custodian without inquiry to have been given by person(s) duly authorized and may be acted upon as given;

(viii) It shall manage its borrowings, including, without limitation, any advance or overdraft (including any day-light overdraft) in the Accounts, so that the aggregate of its total borrowings for the Client does not exceed the applicable amount the Client is permitted to borrow under the ’40 Act;

(ix) Its transmission or giving of, and the Custodian complying with, Instructions or Oral Instructions pursuant to this Agreement shall at all times comply with the applicable requirements of the ’40 Act;

(x) It shall impose and maintain restrictions on the destinations to which cash may be disbursed by Instructions to ensure that each disbursement is for a proper purpose; and

(xi) It has the right to make the pledge and grant the security interest and security entitlement to the Custodian contained in Section 5 hereof, free of any right of redemption or prior claim of any other person or entity, such pledge and such grants shall have a first priority subject to no setoffs, counterclaims or other liens or grants prior to or on a parity therewith, and it shall take such additional steps as the Custodian may reasonably require to assure such priority.

1.4Distributions. The Custodian shall make distributions or transfers out of an Account pursuant to Instructions. In making payments to service providers pursuant to Instructions, the Client acknowledges that the Custodian is acting in an administrative or ministerial capacity, and not as the payor, for tax information reporting and withholding purposes.

1.5Authorized Instructions. The Custodian shall be entitled to rely upon any Oral Instructions or Instructions actually received by the Custodian and reasonably believed by the Custodian to be from an Authorized Person (“Authorized Instructions”). Notwithstanding any other provision included in this Agreement, Written Instructions relating to the disbursement of cash of the Client other than in connection with the purchase, sale or settlement of Securities, shall be in the form of a Certificate. The Client agrees that an Authorized Person shall forward to the Custodian Instructions confirming Oral Instructions by the close of business of the same day that such Oral Instructions are given to the Custodian. The Client agrees that the fact that Instructions confirming Oral Instructions are not received or that contrary Instructions are received by the Custodian shall in no way affect the validity or enforceability of transactions authorized by such Oral Instructions and effected by the Custodian.

1.6Authentication. If the Custodian receives Instructions that appear on their face to have been transmitted by an Authorized Person via (a) facsimile, or other electronic method that is not secure, or (b) secure electronic transmission containing applicable authorization codes, passwords or authentication keys, the Client understands and agrees that the Custodian cannot determine the identity of the actual sender of such Instructions and that the Custodian shall be entitled to conclusively presume that such Instructions have been sent by an Authorized Person. The Client shall be responsible for ensuring that only Authorized Persons transmit Instructions to the Custodian and that all Authorized Persons safeguard and treat with extreme care applicable user and authorization codes, passwords and authentication keys.

1.7On-Line Systems. If an Authorized Person elects to transmit Instructions through an on-line communication system offered by the Custodian, the use thereof shall be subject to any terms and conditions contained in a separate written agreement. If the Client or an Authorized Person elects, with the Custodian’s prior consent, to transmit Instructions through an on-line communications service owned or operated by a third party, the Client agrees that the Custodian shall not be responsible or liable for the reliability or availability of any such service.

SECTION 2 - CUSTODY SERVICES

2.1Holding Securities. Subject to the terms hereof, the Client hereby authorizes the Custodian to hold any Securities in registered form in the name of the Custodian or one of its nominees, or where applicable, in the name of the Client. Securities held for the Client hereunder shall be segregated on the Custodian’s books and records from the Custodian’s own property. The Custodian shall be entitled to utilize, subject to Section 2.2, Subcustodians and, subject to Section 2.3, Depositories and Foreign Depositories in connection with its performance hereunder. Securities and cash held through a Subcustodian shall be held subject to the terms and conditions of the Custodian’s or a BNY Mellon Affiliate’s agreements with such Subcustodian. Securities and cash deposited by the Custodian in a Depository or a Foreign Depository will be held subject to the rules, terms and conditions of such entity. Subcustodians may be authorized to hold Securities in Depositories or Foreign Depositories in which such Subcustodian participates. Unless otherwise required by local law or practice or a particular subcustodian agreement, Securities deposited with Subcustodians, Depositories, or Foreign Depositories will be held in a commingled account in the name of the Custodian or a BNY Mellon Affiliate for its clients. The Custodian shall identify on its books and records the Securities and cash belonging to the Client, whether held directly or indirectly through Subcustodians, Depositories or Foreign Depositories. The Custodian shall, directly or indirectly through Subcustodians, Depositories or Foreign Depositories, endeavor, to the extent feasible, to hold Securities in the country or other jurisdiction in which the principal trading market for such Securities is located, where such Securities are to be presented for cancellation and/or payment and/or registration or where such Securities are acquired. The Custodian at any time may cease utilizing any Subcustodian and/or may replace a Subcustodian with a different Subcustodian (a “Replacement Subcustodian”). In the event the Custodian selects a Replacement Subcustodian, the Custodian shall not utilize such Replacement Subcustodian until after the Client’s board or foreign custody manager has determined that utilization of such Replacement Subcustodian satisfies the requirements of the ’40 Act and Rule 17f-5 thereunder to the extent applicable.

2.2Subcustodians.

(a)The Custodian shall exercise reasonable care in the selection or retention, monitoring and continued use of a Subcustodian in light of prevailing rules, terms, practices and procedures in the relevant market (the “Required Care”).

With respect to any Losses incurred by the Client as a result of an act or the failure to act by any Subcustodian (“Operational Losses”), the Custodian shall be liable for:

(i)Operational Losses with respect to Securities or cash held by the Custodian with or through a BNY Mellon Affiliate to the extent the Custodian would be liable under this Agreement if the applicable act or failure to act was that of the Custodian; and

(ii)Operational Losses with respect to Securities or cash held by the Custodian with or through a Subcustodian (other than a BNY Mellon Affiliate) to the extent that such Operational Losses were directly caused by failure on the part of the Custodian to exercise Required Care, or the Custodian’s own fraud, bad faith, or willful misconduct in the performance of its obligations; provided that in no event shall the Custodian have any liability for Operational Losses arising out of or relating to a Country Risk Event. For the avoidance of doubt, any such exercise of Required Care and any such limitation of liability described immediately above, remains subject to the Custodian’s standard of care and related provisions as more fully set forth at Section 8.

With respect to all other Operational Losses not covered by clauses (a)(i) and (ii) (including the proviso) above, the Custodian shall take appropriate action to recover such Operational Losses from the applicable Subcustodian, and the Custodian’s sole liability shall be limited to amounts recovered from such Subcustodian (exclusive of costs and expenses incurred by Custodian).

In addition, the Custodian shall be liable for repayment to the Client of cash credited to the Client’s Account and credited to the Client’s or the Custodian’s cash account at the Subcustodian that the Custodian is not able to recover from the Subcustodian (other than as a result of Country Risk Events).

(b)Unless the Custodian has received Instructions to the contrary, the Custodian shall hold Securities indirectly through a Subcustodian only if (i) the Securities are not subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors or operators, including a receiver or trustee in bankruptcy or similar authority, except for a claim of payment for the safe custody or administration of Securities on behalf of the Client by such Subcustodian and (ii) beneficial ownership of the Securities is freely transferable without the payment of money or value other than for safe custody or administration.

2.3Depositories.

(a)With respect to each Depository, the Custodian (i) shall exercise due care in accordance with reasonable commercial standards in discharging its duties as a securities intermediary to obtain and thereafter maintain Securities or financial assets deposited or held in such Depository and (ii) will provide, promptly upon request by the Client, such reports as are available concerning the internal accounting controls and financial strength of the Custodian.

(b) With respect to each Foreign Depository, the Custodian shall exercise reasonable care, prudence and diligence (i) to provide the Client with an analysis of the custody risks associated with maintaining assets with the Foreign Depository and (ii) to monitor such custody risks on a continuing basis and promptly notify the Client of any material change in such risks. The Client acknowledges and agrees that such analysis and monitoring shall be made on the basis of, and limited by, information gathered from Subcustodians or through publicly available information otherwise obtained by the Custodian, and shall not include any evaluation of Country Risk Events.

(c)The Custodian shall have no liability whatsoever for the action or inaction of any Depository or a Foreign Depository or for any Losses resulting from the maintenance of Securities with a Depository or a Foreign Depository, except to the extent that such Losses are caused by the bad faith, fraud, or willful misconduct of the Custodian. Notwithstanding the foregoing sentence, the Custodian shall be liable to repay cash credited to the Client’s Account and credited to the Client’s, the Custodian’s or the Subcustodian’s account at a Depository or a Foreign Depository that the Custodian is not able to recover from the Depository or Foreign Depository (other than as a result of Country Risk Events).

2.4Agents. The Custodian may appoint agents, including BNY Mellon Affiliates, on such terms and conditions as it reasonably deems appropriate to perform its services hereunder.

Except as otherwise specifically provided herein, no such appointment shall discharge the Custodian from its obligations hereunder.

2.5Custodian Actions without Direction. With respect to the Securities held hereunder, the Custodian shall:

(a)Receive all eligible income and other payments due to the Account and, to the extent that Custodian is in possession of actual knowledge of the same in its capacity as Custodian, advise the Client as promptly as practicable of all amounts due to the Client but not paid;

(b)Carry out any exchanges of Securities or other corporate actions not requiring discretionary decisions;

(c)Facilitate access by the Client or its designee to ballots or online systems to assist in the voting of proxies received by the Custodian in its capacity as custodian for eligible positions of Securities held in the Accounts (excluding bankruptcy matters);

(d)Forward promptly to the Client or its designee all relevant information (or summaries of information) that the Custodian receives in its capacity as custodian from Depositories or Subcustodians concerning Securities in the Accounts (excluding bankruptcy matters);

(e)Forward promptly to the Client or its designee an initial notice of bankruptcy cases relating to Securities held in the Accounts and a notice of any required action related to such bankruptcy cases as may be received by the Custodian in its capacity as custodian. No further action or notification related to the bankruptcy case shall be required;

(f)Endorse for collection checks, drafts or other negotiable instruments; and

(g)Execute and deliver, solely in its custodial capacity, certificates, documents or instruments incidental to the Custodian’s performance under this Agreement.

2.6Custodian Actions with Direction. The Custodian shall take the following actions in the administration of the Accounts only pursuant to Authorized Instructions:

(a)Settle purchases and sales of Securities and process other transactions, including free receipts and deliveries to a broker, dealer, future commission merchant or other third party specified in Instructions;

(b)Take actions necessary to settle transactions in connection with futures or options contracts, short-selling programs, foreign exchange or foreign exchange contracts, swaps and other derivative investments;

(c)Deliver Securities and/or cash in the Account if an Authorized Person advises the Custodian that the Client has entered into a separate securities lending agreement, provided that the Client executes such agreements as Custodian may require in connection with such arrangements;

(d)Deliver Securities and/or cash as security in connection with any borrowing by the Client requiring a pledge of assets by the Client, provided that the Client executes such agreements as the Custodian may require in connection with such arrangements; and

(e)Deliver Securities upon the sale or other delivery of such investments (including, without limitation, to one or more (i) Subcustodians or (ii) additional custodians appointed by the Client, and communicated to the Custodian from time to time by Authorized Instructions, for the purpose of engaging in repurchase agreement transactions and prior to receipt of payment therefor, as set forth in written Authorized Instructions, provided that such Authorized Instructions shall set forth (y) the Securities of the Client to be delivered, and (z) the Person or Persons to whom delivery of such Securities shall be made, including such delivery instructions as Custodian may reasonably require.

2.7Foreign Exchange Transactions.

(a)For the purpose of settling Securities and foreign exchange transactions, the Client shall provide the Custodian with sufficient immediately available funds for all transactions by such time and date as conditions in the relevant market dictate. As used herein, “sufficient immediately available funds” shall mean either (i) sufficient cash denominated in United States dollars to purchase the necessary foreign currency or (ii) sufficient applicable foreign currency, to settle the transaction. The Custodian shall provide the Client with immediately available funds each day which result from the actual settlement of all sale transactions, based upon advices received by the Custodian from Subcustodians, Depositories and Foreign Depositories. Such funds shall be in United States dollars or such other currency as the Client may specify to the Custodian.

(b)Any foreign exchange transaction effected by the Custodian in connection with this Agreement may be entered with the Custodian or a BNY Mellon Affiliate acting as a principal or otherwise through customary channels. The Client or other Authorized Person may issue standing Instructions with respect to foreign exchange transactions, but the Custodian may establish rules or limitations concerning any foreign exchange facility made available to the Client, which should be provided, or otherwise made available, in writing to the Client in advance of implementation.

SECTION 3 - CORPORATE ACTIONS

3.1Custodian Notification. The Custodian shall notify the Client or its designee of rights or discretionary corporate actions as promptly as practicable under the circumstances, provided that the Custodian in its capacity as custodian has actually received notice of such right or discretionary corporate action, including, in the case of Securities held by a Subcustodian or Depository, from the relevant Subcustodian or Depository. Without actual receipt of such notice by the Custodian in its capacity as custodian, the Custodian shall have no liability for failing to so notify the Client, absent fraud, bad faith, or willful misconduct of the Custodian.

3.2Direction. Whenever there are voluntary rights that may be exercised or alternate courses of action that may be taken by reason of the Client’s ownership of Securities, the Client or its designee shall be responsible for making any decisions relating thereto and for directing the Custodian to act. In order for the Custodian to act, it must receive Instructions using the Custodian generated form or clearly marked as instructions for the decision at the Custodian’s offices, addressed as the Custodian may from time to time request, by such time as the Custodian shall reasonably request of the Client or its designee. If the Custodian does not receive such Instructions by such deadline, the Custodian shall not be liable for failure to take any action relating to or to exercise any rights conferred by such Securities.

3.3Voting Rights. All voting rights with respect to Securities, however registered, shall be exercised by the Client or its designee. The Custodian will make available to the Client proxy voting services upon the request of, and for the jurisdictions selected by, the Client in accordance with terms and conditions to be mutually agreed upon by the Custodian and the Client.

3.4Partial Redemptions, Payments, Etc. The Custodian shall promptly advise the Client or its designee upon its notification in its capacity as custodian of a partial redemption, partial payment or other action with respect to a Security affecting fewer than all such Securities held within an Account. If the Custodian, any Subcustodian, Depository or Foreign Depository holds any Securities affected by one of the events described, the Custodian, the Subcustodian, Depository or Foreign Depository may select the Securities to participate in such partial redemption, partial payment or other action in any non-discriminatory manner that it customarily uses to make such selection.

SECTION 4 - SETTLEMENT OF TRADES

4.1Payments. Promptly after each purchase or sale of Securities by the Client, an Authorized Person shall deliver to the Custodian Instructions specifying all information necessary for the Custodian to settle such purchase or sale. For the purpose of settling purchases of Securities, the Client shall provide the Custodian with sufficient immediately available funds for all such transactions by such time and date as conditions in the relevant market dictate.

4.2Contractual Settlement and Income. The Custodian may, as a matter of bookkeeping convenience, credit an Account with the proceeds from the sale, redemption or other disposition of Securities or interest, dividends or other distributions payable on Securities prior to its actual receipt of final payment therefor. All such credits shall be conditional until the Custodian’s actual receipt of final payment and may be reversed by the Custodian to the extent that final payment is not received. Payment with respect to a transaction will not be “final” until the Custodian shall have received immediately available funds that under applicable local law, rule and practice are irreversible and not subject to any security interest, levy or other encumbrance, and that are specifically applicable to such transaction.

4.3Trade Settlement. Transactions will be settled using practices customary in the jurisdiction or market where the transaction occurs. The Client understands that when the Custodian is instructed to deliver Securities against payment, delivery of such Securities and receipt of payment therefor may not be completed simultaneously. The Client assumes full responsibility for all risks involved in connection with the Custodian’s delivery of Securities pursuant to Authorized Instructions in accordance with local market practice, except to the extent Custodian is acting in bad faith, or engaging in willful misconduct or fraud, or does not follow current market practice.

SECTION 5 - DEPOSITS AND ADVANCES

5.1Deposits. The Custodian may hold cash in Accounts or may arrange to have cash held by a BNY Mellon Affiliate, or Subcustodian or with a Depository or Foreign Depository. Where cash is on deposit with the Custodian, a Subcustodian, a BNY Mellon Affiliate, it will be subject to the terms of this Agreement and such deposit terms and conditions as may be issued by the Custodian or a BNY Mellon Affiliate or Subcustodian, to the extent applicable, from time to time, including rates of interest and deposit account access.

5.2Sweep and Float. Cash may be swept as directed by the Client or its investment adviser to investment vehicles offered by the Custodian or to other investment vehicles. Cash may be uninvested when it is received or reconciled to an Account after the deadline to be swept into a target vehicle, or when held for short periods of time related to transaction settlements. The Client acknowledges that, as part of the Custodian’s compensation, the Custodian will earn interest on cash balances held by the Custodian, including disbursement balances and balances arising from purchase and sale transactions, as provided in the Custodian’s indirect compensation disclosures.

5.3Overdrafts and Indebtedness. The Custodian may, in its sole discretion, advance funds in any currency hereunder. If an overdraft occurs in an Account (including, without limitation, overdrafts incurred in connection with the settlement of securities transactions, funds transfers or foreign exchange transactions) or if the Client is for any other reason indebted to the Custodian, the Client agrees to repay the Custodian promptly on demand or upon becoming aware of the amount of the advance, overdraft or indebtedness, plus accrued interest at a rate then charged by the Custodian to its institutional custody clients in the relevant currency.

5.4Securing Repayment. If the Custodian, its affiliates, subsidiaries or agents, determine, in its or their sole discretion, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement), or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee’s own fraud, bad faith, or willful misconduct, or if the Client fails to compensate the Custodian pursuant to Section 8 hereof, any cash at any time held for the account of the Client shall be security therefor and should the Client fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash to the extent necessary to obtain reimbursement and is hereby granted a right of set-off with respect to such cash.

SECTION 6 - SALE OF SHARES

Whenever the Client shall sell any common or preferred shares of beneficial interest, or of stock, as applicable, issued by the Client (“Shares”), or issue any debt or other securities in connection with a borrowing, it shall deliver to the Custodian Instructions specifying the amount of cash and/or securities to be received by the Custodian for the sale of such Shares or other securities and specifically allocated to an Account. Upon receipt of such cash and/or securities, the Custodian shall credit such cash and/or securities to an Account in the name of the Client.

SECTION 7 - TAXES, REPORTS, RECORDS AND OTHER MATTERS

7.1Tax Obligations. The Client shall be liable for all taxes, assessments, duties and other governmental charges, including interest and penalties, with respect to any cash and Securities held on behalf of the Client and any transaction related thereto. To the extent that the Custodian has received relevant and necessary information with respect to an Account, the Custodian shall perform the following services with respect to Tax Obligations:

(a)The Custodian shall, upon receipt of sufficient information, file claims for exemptions or refunds with respect to withheld foreign (non-United States) taxes in instances in which such claims are appropriate;

(b)The Custodian shall withhold appropriate amounts, as required by United States tax laws, with respect to amounts received on behalf of nonresident aliens upon receipt of Instructions; and

(c)The Custodian shall provide to the Client such information received by the Custodian (in its capacity as custodian) that could, in the Custodian’s reasonable belief, assist the Client or its designee in the submission of any reports or returns with respect to Tax Obligations. An Authorized Person shall inform the Custodian in writing as to which party or parties shall receive information from the Custodian.

7.2Pricing and Other Data. In providing Market Data related to the Accounts in connection with this Agreement, the Custodian is authorized to use Data Providers. The Custodian may follow Authorized Instructions in providing pricing or other Market Data, even if such instructions direct the Custodian to override its usual procedures and Market Data sources.

The Custodian shall be entitled to rely without inquiry on all Market Data (and all Authorized Instructions related to Market Data) provided to it, and the Custodian shall not be liable for any Losses incurred as a result of errors or omissions with respect to any Market Data utilized by the Custodian or the Client hereunder. The Client acknowledges that certain pricing or valuation information may be based on calculated amounts rather than actual market transactions and may not reflect actual market values, and that the variance between such calculated amounts and actual market values may be material. The Custodian shall not be required to inquire into the pricing of any Securities or other assets even though the Custodian may receive different prices for the same Securities or assets. Market Data may be the intellectual property of the Data Providers, which may impose additional terms and conditions upon the Client’s use of the Market Data. The additional terms and conditions can be found on the Data Terms Website. The Client agrees to those terms as they are posted on the Data Terms Website from time to time. Certain Data Providers may not permit the Client’s directed price to be used. Performance measurement and analytic services may use different data sources than those used by the Custodian to provide Market Data for an Account, with the result that different prices and other Market Data may apply.

7.3Statements and Reports. The Custodian shall make available to the Client a monthly report of all transfers to or from the Accounts and a statement of all holdings in the Accounts as of the last Business Day of each month. The Client may elect to receive certain information electronically through the Internet to an email address specified by it for such purpose. The Client acknowledges that there are risks inherent in receiving information via the Internet, including but not limited to the possibility of virus contamination and disruptions in service and the fact that such communication method is not secure. By electing to receive information via the Internet the Client acknowledges that it is assuming the risk of such communication method.

7.4Review of Reports. If, within ninety (90) days after the Custodian makes available to the Client a statement with respect to the Accounts, the Client has not given the Custodian written notice of any exception or objection thereto, the statement shall be deemed to have been approved, and in such case, the Custodian shall not be liable for any claims concerning such statement.

7.5Books and Records. The books and records pertaining to the Client which are in possession of the Custodian shall be the property of the Client. Such books and records shall be prepared and maintained as required by the ’40 Act and the rules thereunder. The Client, or its authorized representatives, shall have access to such books and records during the Custodian’s normal business hours. Upon the reasonable request of the Client, copies of any such books and records shall be provided by the Custodian to the Client or its authorized representative. Upon the reasonable request of the Client, the Custodian shall provide in hard copy or on computer disc any records included in any such delivery which are maintained by the Custodian on a computer disc, or are similarly maintained.

7.6Required Disclosure. With respect to Securities issued in the United States, the Shareholder Communications Act of 1985 (the “Act”) requires the Custodian to disclose to issuers, upon their request, the name, address and securities position of the Custodian’s clients who are “beneficial owners” (as defined in the Act) of the issuer’s Securities, unless the beneficial owner objects to such disclosure. The Act defines a “beneficial owner” as any person who has or shares the power to vote a security (pursuant to an agreement or otherwise) or who directs the voting of a security. The Client represents that it is the beneficial owner of the Securities. As beneficial owner it has designated on the signature page hereof whether it objects to the disclosure of its name, address and securities position to any United States issuer that requests such information pursuant to the Act for the specific purpose of direct communications between such issuer and the Client.

With respect to Securities issued outside the United States, the Custodian shall disclose information required by law, regulation, rules of a stock exchange or organizational documents of an issuer. The Custodian is also authorized to supply any information regarding the Accounts that is required or requested by governmental or regulatory authorities or by any law, regulation or rules now or hereafter in effect. To the extent it is not otherwise prohibited and if the facts and circumstances do not otherwise make it impossible or impracticable, the Custodian shall notify the Client, in writing prior to the disclosure or supplying of such information. The Client agrees to supply the Custodian with any required information if it is not otherwise reasonably available to the Custodian.

7.7Centralized Functions. The Bank of New York Mellon Corporation is a global financial organization that provides services to clients through its affiliates and subsidiaries in multiple jurisdictions (the “BNY Mellon Group”). The BNY Mellon Group may centralize functions, including audit, accounting, risk, legal, compliance, sales, administration, product communication, relationship management, storage, compilation and analysis of customer-related data, and other functions (the “Centralized Functions”) in one or more affiliates, subsidiaries and third-party service providers. Solely in connection with the Centralized Functions, (i) the Client consents to the disclosure of, and authorizes the Custodian to disclose, information regarding the Client and the Accounts (“Customer-Related Data”) to the BNY Mellon Group and to its third-party service providers who are subject to confidentiality obligations with respect to such information and (ii) the Custodian may store the names and business addresses of the Client’s employees on the systems or in the records of the BNY Mellon Group or its service providers. Custodian hereby accepts responsibility for the acts and omissions of the BNY Mellon Group and its third party service providers with respect to any unauthorized use of Customer-Related Data as if such acts or omissions were Custodian’s. The BNY Mellon Group may aggregate Customer-Related Data with other data collected and/or calculated by the BNY Mellon Group, and the BNY Mellon Group will own all such aggregated data, provided that the BNY Mellon Group shall not distribute the aggregated data in a format that identifies Customer-Related Data with the Client. The Client confirms that it is authorized to consent to the foregoing.

7.8Sanctions.

(a)Throughout the term of this Agreement, the Client: (i) shall maintain, and comply with, an Economic Sanctions Compliance Program which includes measures to accomplish effective and timely scanning of all relevant data with respect to its clients and with respect to incoming or outgoing assets or transactions; (ii) shall ensure that neither the Client nor any of its directors, officers, or employees is an individual or entity that is, or is owned or controlled by an individual or entity that is: (A) the target of Sanctions, or (B) located, organized or resident in a country or territory that is, or whose government is, the target of Sanctions; and (iii) shall not, directly or indirectly, use the Accounts in any manner that would result in a violation of Sanctions.

(b)The Client will promptly provide to Custodian such information as Custodian reasonably requests in connection with the matters referenced in this Section 7.8, including information regarding the Accounts, the assets held or to be held in the Accounts, the source thereof, and the identity of any individual or entity having or claiming an interest therein. Custodian may decline to act or provide services in respect of any Account, and take such other actions as it, in its reasonable discretion, deems necessary or advisable, in connection with the matters referenced in this Section 7.8. If Custodian declines to act or provide services as provided in the preceding sentence, except as otherwise prohibited by applicable law or official request, Custodian will inform the Client as soon as reasonably practicable.

7.9Duties of Custodian with Respect to Books of Account. The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Client’s board to keep the books of account of the Client.

7.10Opinion of Client’s Independent Accountant. The Custodian shall take such action, as the Client may from time to time reasonably request, to assist the Client in obtaining from year-to-year favorable opinions from the Client’s independent registered public accounting firm with respect to its activities hereunder in connection with the Client’s preparation of the Client’s Form 10, Form N-2, Annual Report on Form 10-K, if any, and with respect to any other public reporting requirements applicable to the Client.

7.11Reports to Client by Custodian’s Independent Public Accountants. The Custodian shall provide to the Client, at such times as the Client may reasonably require, reports by independent public accountants on the accounting system and internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including Securities deposited and/or maintained in a securities system, relating to the services provided by the Custodian under this Agreement. Such reports shall be of sufficient scope, and in sufficient detail, as may reasonably be required by the Client to provide reasonable assurance that any material inadequacies would be disclosed by such examination and, if there are not such inadequacies, the report shall so state.

SECTION 8 - PROVISIONS REGARDING CUSTODIAN

8.1Standard of Care. In performing its duties under this Agreement, the Custodian shall exercise the standard of care and diligence that a professional custodian would observe in these affairs.

8.2Duties. The duties of the Custodian shall only be those specifically undertaken pursuant to this Agreement and shall be subject to such other limits on liability as are set out herein.

8.3Limitation on Liability. Notwithstanding anything contained elsewhere in this Agreement, the Custodian’s liability hereunder is limited as follows:

(a)The Custodian shall not be liable for Losses that are not a direct result of the Custodian’s negligence, fraud, bad faith, recklessness or willful misconduct;

(b)The Custodian shall not be responsible for the title, validity or genuineness of any Securities (provided such Securities appear on their face to be genuine) or evidence of title thereto received by it or delivered by it pursuant to this Agreement or for Securities held hereunder being freely transferable or deliverable without encumbrance in any relevant market;

(c)The Custodian shall not be responsible for the failure to receive payment of, or the late payment of, income or other payments due to an Account;

(d)The Custodian shall have no duty to take any action to collect any amount payable on Securities in default or if payment is refused after due demand and presentment;

(e)With respect to questions of law and regulatory matters, the Custodian may obtain the advice of nationally recognized counsel for the subject matter in question and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice;

(f)The Custodian shall have no duty or responsibility to inquire into, make recommendations, supervise, or determine the suitability of any transactions affecting any Account and shall have no liability with respect to the Client’s or an Authorized Person’s decision to invest in Securities or to hold cash in any currency;

(g)The Custodian shall have no responsibility if the rules or procedures imposed by Depositories or Foreign Depositories, exchange controls, asset freezes or other laws, rules, regulations or orders at any time prohibit or impose burdens or costs on the transfer of Securities or cash to, by or for the account of the Client; and

(h)The Custodian shall have no liability for any Losses arising from the insolvency of any Person, including but not limited to a Subcustodian, Depository, Foreign Depository, broker, bank or counterparty to the settlement of a transaction or to a foreign exchange transaction, except as provided in Sections 2.2 and 2.3.

8.4Losses. Under no circumstances shall either Party to this Agreement be liable to the other Party or any third party for indirect, consequential or special damages or lost profits or loss of business, arising in connection with this Agreement, even if such Party has been advised of the possibility of such damages.

8.5Gains. Where an error or omission has occurred under this Agreement, the Custodian may take such remedial action as it considers appropriate under the circumstances and, provided that the Client is put in the same or equivalent position as it would have been in if the error or omission had not occurred, any favorable consequences of the Custodian’s remedial action shall be solely for the account of the Custodian, without any duty to report to the Client any loss assumed or benefit received by it as a result of taking such action

8.6Force Majeure. Notwithstanding anything in this Agreement to the contrary, the Custodian shall not be responsible or liable for any failure to perform under this Agreement or for any Losses to any Account resulting from any event beyond the reasonable control of the Custodian.

8.7Fees. The Client shall pay to the Custodian the fees and charges as may be specifically agreed upon from time to time. The Client shall also reimburse the Custodian for out-of-pocket expenses that are a normal incident of the services provided hereunder.

8.8Indemnification. The Client shall indemnify and hold harmless the Custodian from and against all Losses, including reasonable counsel fees and expenses in third party suits and in a successful defense of claims asserted by the Client, relating to or arising out of the performance of the Custodian’s obligations under this Agreement, except to the extent resulting from the Custodian’s negligence, fraud, bad faith, recklessness or willful misconduct. This provision shall survive the termination of this Agreement.

SECTION 9 - AMENDMENT; TERMINATION; ASSIGNMENT

9.1Amendment. This Agreement may be amended only by written agreement between the Parties hereto. Notwithstanding the foregoing, additional Clients (each, a “New Client”) may from time to time become parties to this Agreement by (a) delivery to Custodian of (i) an instrument of adherence agreeing to become bound by and party to this Agreement executed by any such New Client, and (ii) an amended and restated Appendix A setting forth the appropriate information as to such New Client; and (b) following Custodian’s receipt of the foregoing, Custodian’s agreement, subject to satisfactory completion of its customary due diligence procedures, in writing to the addition of such New Client to this Agreement, which agreement shall not be unreasonably withheld, delayed or conditioned, it being understood that Custodian shall not be deemed to be unreasonable in the event that (I) Custodian’s ability to provide services hereunder to the New Client is restricted by regulatory requirements or (II) Custodian does not offer services to clients regarding the relevant type of entity or assets.

9.2Termination. Any Party may terminate this Agreement by giving to the other affected Party(ies) a notice in writing specifying the date of such termination, which shall be not less than ninety (90) days after the date of such notice. Upon termination hereof, the Client shall pay to the Custodian such compensation as may be due to Custodian, and shall likewise reimburse the Custodian for other amounts payable or reimbursable to the Custodian hereunder with respect to such Client. Custodian shall follow such reasonable Instructions concerning the transfer of custody of records, Securities and other items as the Client shall give; provided that (a) the Custodian shall have no liability for shipping and insurance costs associated therewith, and (b) full payment shall have been made to the Custodian of its compensation, costs, expenses and other amounts to which it is entitled hereunder. If any Securities or cash remain in any Account after termination, the Custodian may deliver to the Client such Securities and cash. Provisions authorizing the disclosure of information shall survive termination of this Agreement. Except as otherwise provided herein, all obligations of the Parties to each other hereunder shall cease upon termination of this Agreement.

9.3Successors and Assigns. No Party to this Agreement may assign this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld. Any entity, that shall by merger, consolidation, purchase, or otherwise, succeed to substantially all the institutional custody business of the Custodian shall, upon such succession and without any appointment or other action by any other Party, be and become successor custodian hereunder. The Custodian agrees to provide notice of such successor custodian to the other Parties. This Agreement shall be binding upon, and inure to the benefit of each Party and their respective successors and permitted assigns.

SECTION 10 - ADDITIONAL PROVISIONS

10.1Non-Custody Assets. As an accommodation to the Client, the Custodian may provide consolidated recordkeeping services pursuant to which the Custodian reflects on statements securities and other assets not held by, or under the control of, the Custodian (“Non-Custody Assets”). Non-Custody Assets shall be designated on Custodian’s books as “shares not held” or by other similar characterization. The Client acknowledges and agrees that it shall have no security entitlement against the Custodian with respect to Non-Custody Assets, that the Custodian shall rely, without independent verification, on information provided by the Client or its designee or the entity having custody regarding Non-Custody Assets (including but not limited to positions and market valuations), and that the Custodian shall have no responsibility whatsoever with respect to Non-Custody Assets or the accuracy of any information maintained on the Custodian’s books or set forth on account statements concerning Non-Custody Assets.

10.2Appropriate Action. The Custodian is hereby authorized and empowered, in its sole discretion, to take any action with respect to an Account that it deems necessary or appropriate in carrying out the purposes of this Agreement.

10.3Governing Law. This Agreement shall be construed in accordance with and governed by the substantive laws of the state of New York without regard to its conflict of laws provisions. The Parties consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute hereunder. The Client irrevocably waives any objection it may now or hereafter have to venue in such court and any claim that a proceeding brought in such court has been brought in an inconvenient forum. The Parties hereby expressly waive, to the full extent permitted by applicable law, any right to trial by jury with respect to any judicial proceeding arising from or related to this Agreement. The Parties agree that the establishment and maintenance of the Accounts, and all interests, duties and obligations with respect thereto, shall be governed by the laws of the state of New York.

10.4Representations. Each Party represents and warrants to the other Party(ies) that it has full authority to enter into this Agreement upon the terms and conditions hereof and that the individual executing this Agreement on its behalf has the requisite authority to bind such Party to this Agreement, and that the Agreement constitutes a binding obligation of such Party enforceable in accordance with its terms.

10.5USA PATRIOT Act. The Client acknowledges that the Custodian is subject to federal laws, including the Customer Identification Program (“CIP”) requirements under the USA PATRIOT Act and its implementing regulations, pursuant to which the Custodian must obtain, verify and record information that allows the Custodian to identify the Client. Accordingly, prior to opening an Account hereunder, the Custodian will ask the Client to provide certain information including, but not limited to, the Client’s name, physical address, tax identification number and other information that will help the Custodian to identify and verify the Client’s identity, such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information. The Client agrees that the Custodian cannot open an Account hereunder unless and until the Custodian verifies the Client’s identity in accordance with the Custodian’s CIP.

10.6Non-Fiduciary Status. The Client hereby acknowledges and agrees that the Custodian is not a fiduciary by virtue of accepting and carrying out its obligations under this Agreement and has not accepted any fiduciary duties, responsibilities or liabilities with respect to its services hereunder.

10.7Notices. Notices shall be in writing and shall be addressed to the Custodian or the Client at the address set forth on the signature page or such other address as either Party may designate in writing to the other. All notices shall be effective upon receipt.

10.8Entire Agreement. This Agreement and any related fee agreement constitute the entire agreement with respect to the matters dealt with herein, and supersede all previous agreements, whether oral or written, and documents with respect to such matters.

10.9Necessary Parties. All of the understandings, agreements, representations and warranties contained herein are solely for the benefit of the Parties hereto, and there are no other parties who are intended to be benefited by this Agreement.

10.10Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and said counterparts when taken together shall constitute but one and the same instrument and may be sufficiently evidenced by one set of counterparts.

10.11Captions. The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

10.12Confidentiality. Except to the extent expressly provided to the contrary in Section 7.7 hereof, each Party shall keep confidential any information relating to the other Party’s business (“Confidential Information”). Confidential Information shall include (a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Client or the Custodian and their respective subsidiaries and affiliated companies; (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Client or the Custodian a competitive advantage over its competitors; (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know how, and trade secrets, whether or not patentable or copyrightable; and (d) anything designated as confidential. Notwithstanding the foregoing, information shall not be Confidential Information and shall not be subject to such confidentiality obligations if it: (a) is already known to the receiving Party at the time it is obtained; (b) is or becomes publicly known or available through no wrongful act of the receiving Party; (c) is rightfully received from a third party who, to the best of the receiving Party’s knowledge, is not under a duty of confidentiality; (d) is released by the protected Party to a third party without restriction; (e) is requested or required to be disclosed by the receiving Party pursuant to a court order, subpoena, governmental or regulatory authority request or law; (f) is relevant to the defense of any claim or cause of action asserted against the receiving Party; (g) is Client information provided by the Custodian in connection with an independent third party compliance or other review; provided, however, that such third party is subject to a confidentiality obligation at least as restrictive as that contained in this Agreement; (h) is released in connection with the provision of services under this Agreement; or (i) has been or is independently developed or obtained by the receiving Party. The provisions of this Section 10.12 shall survive termination of this Agreement for a period of one (1) year after such termination.

10.13Disaster Recovery and Business Continuity. The Custodian shall take reasonable steps to minimize service interruptions in the event of equipment failure, work stoppage, governmental action, communication disruption or other impossibility of performance beyond the Custodian’s control. The Custodian shall enter into and shall maintain in effect at all times during the term of this Agreement with appropriate parties one or more agreements making reasonable provision for (a) periodic back-up of the computer files and data with respect to the Client and (b) emergency use of electronic data processing equipment as necessary to provide services under this Agreement. Upon reasonable request, the Custodian shall discuss with the Client any business continuity/disaster recovery plan of the Custodian and/or provide a high-level presentation summarizing such plan.

10.14Data Privacy. The Custodian will implement and maintain a written information security program that contains appropriate security measures designed to safeguard the personal information of the Client’s stockholders, employees, directors and/or officers that the Custodian receives, stores, maintains, processes or otherwise accesses in connection with the provision of services hereunder. For these purposes, “personal information” shall mean (a) an individual’s name (first initial and last name or first name and last name), address or telephone number plus (i) social security number, (ii) driver’s license number, (iii) state identification card number, (iv) debit or credit card number, (v) financial account number or (vi) personal identification number or password that would permit access to a person’s account or (b) any combination of the foregoing that would allow a person to log onto or access an individual’s account. Notwithstanding the foregoing “personal information” shall not include information that is lawfully obtained from publicly available information, or from federal, state or local government records lawfully made available to the general public.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date set forth below.

Authorized Signer of: Authorized Officer of:

EACH ENTITY LISTED ON THE BANK OF NEW YORK MELLON

APPENDIX A HERETO:

OAKTREE STRATEGIC CREDIT FUND

By:	/s/ Mary Gallegly	By:	/s/ Jason Calla
Name:	Mary Gallegly	Name:	Jason Calla
Title:	General Counsel and Secretary	Title:	Vice President
Date:	February 3, 2022	Date:	February 3, 2022

Address for Notice: Address for Notice:

Oaktree Strategic Credit Fund 333 South Grand Avenue, 28th Floor Los Angeles, CA 90071 Attention: Mary Gallegly	The Bank of New York Mellon c/o BNY Mellon Asset Servicing 135 Santilli Hwy, Everett, MA 02149 Attention: Jason Calla

Pursuant to Section 7.6, as Beneficial Owner:

[X] The Client OBJECTS to disclosure

[    ] The Client DOES NOT OBJECT to disclosure

IF NO BOX IS CHECKED, CUSTODIAN SHALL RELEASE SUCH INFORMATION UNTIL IT RECEIVES A CONTRARY INSTRUCTION FROM THE CLIENT.

APPENDIX A

List of Entities

(As of February 3, 2022)

Client Name	Type of Entity	Tax Id. No.	Year End	Effective Date of Custody Agreement
Oaktree Strategic Credit Fund	Delaware statutory trust			February 3, 2022

i